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                                                                     EXHIBIT 1.1

                                  IRATA, INC.

                               AGENCY AGREEMENT

Royce Investment Group, Inc.
199 Crossways Park Drive
Woodbury, New York  11797

Spencer Trask Securities Incorporated
535 Madison Avenue
New York, New York  10022

                                         September 9, 1996
Gentlemen:

          Irata, Inc., a Texas corporation (the "Company"), proposes to offer for sale to "accredited investors", in a private placement, units ("Units"), each Unit consisting of 50,000 shares of the Company's Class A Common Stock, $.10 par value ("Shares") and 50,000 common stock purchase warrants ("Warrants"). A minimum of 60 Units ("Minimum Offering") and a maximum of 69 Units ("Maximum Offering") will be sold in the offering at $25,000 per Unit.
The Units will be offered pursuant to those terms and conditions acceptable to you as reflected in the Confidential Term Sheet (the "Term Sheet"). Of the Units, 60 will be offered on a "best efforts - all-or-none basis and nine Units will be offered on a "best efforts" basis. The Units are being offered pursuant to the Term Sheet and related documents in accordance with Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D promulgated thereunder.

          Royce Investment Group, Inc. ("Royce") and Spencer Trask Securities Incorporated ("Trask") are sometimes referred to herein as the "Placement Agents." The Term Sheet (including the exhibits thereto), as it may be amended from time to time, and the form of proposed subscription agreement between the Company and each subscriber (the "Subscription Agreement") and the exhibits which are part of the Term Sheet and/or Subscription Agreement are collectively referred to herein as the "Offering Documents."

          The Company will prepare and deliver to the Placement Agents a reasonable number of copies of the Offering Documents in form and substance satisfactory to counsel to the Placement Agent.

          Each prospective investor subscribing to purchase Units ("Subscriber") will be required to deliver, among other things, a Subscription Agreement and a confidential purchaser questionnaire ("Questionnaire") in the form to be provided to offerees. Capitalized terms used

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herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Offering Documents.

          1.   Appointment of Placement Agents.

          (a) Royce and Trask are hereby appointed exclusive Placement Agents of the Company (subject to the Placement Agents' right to have Selected Dealers, as defined in Section 1(c) hereof, participate in the Offering) during the Offering Period herein specified for the purposes of assisting the Company in finding qualified Subscribers pursuant to the offering (the "Offering") described in the Offering Documents. The Offering Period shall commence on the day the Offering Documents are first made available to you by the Company for delivery in connection with the offering for sale of the Units and shall continue until the earlier to occur of (i) the sale of all of the Maximum Offering or (ii) October 31, 1996 (unless extended for a period of up to 60 days under circumstances specified in the Term Sheet). If the Minimum Offering is not sold prior to the end of the Offering Period, the Offering will be terminated and all funds received from Subscribers will be returned, without interest and without any deduction. The day that the Offering Period terminates is hereinafter referred to as the "Termination Date."

          (b) Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, Royce and Trask hereby accept such agency and agree to use their best efforts to assist the Company in finding qualified subscribers pursuant to the Offering described in the Offering Documents. It is understood that the Placement Agents have no commitment to sell the Units. The Placement Agents' agency hereunder is not terminable by the Company except upon termination of the Offering Period.

          (c) The Placement Agents may engage other persons, selected by them in their discretion, that are members of the National Association of Securities Dealers, Inc., ("NASD") and that have executed a Selected Dealers Agreement substantially in the form attached hereto as Schedule A, to assist you in the Offering (each such person being hereinafter referred to as a "Selected Dealer") and may allow such persons such part of the compensation and payment of expenses payable to the Placement Agents hereunder as they shall determine.
Each Selected Dealer shall be required to agree in writing to comply with the provisions of, and to make the representations, warranties and covenants contained in, this Section 1.

          (d) Subscriptions for Units shall be evidenced by the execution by Subscribers of a Subscription Agreement. No Subscription Agreement shall be effective unless and until it is accepted by the Company. Until the Closing, all subscription funds received shall be held as described in the Subscription Agreement. The Placement Agents shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective investor in payment for Units.

          (e)  The Placement Agents and their respective affiliates may purchase

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Units sold in the Offering, in which event such Units may be purchased net of commissions.

          2. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agents and each Selected Dealer, if any, as follows:

          (a) Securities Law Compliance. The Offering Documents conform in all respects with the requirements of Section 4(2) of the Securities Act and Regulation D promulgated thereunder and with the requirements of all other published rules and regulations of the Securities and Exchange Commission (the "Commission") currently in effect relating to "private offerings" to "accredited investors" of the type contemplated by the Company. The Offering Documents will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the Offering or other termination of this Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify you and will supply you with amendments or supplements correcting such statement or omission. The Company will also provide the Placement Agents for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Placement Agents deem necessary to comply with applicable state and federal law.


          (b) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted, to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement, as appropriate and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business or ownership or leasing of its properties requires it to be so qualified except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or prospects of the Company.

          (c) Capitalization. The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is as set forth in the Offering Documents. All issued and outstanding shares of the Company are validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any stockholder of the Company. All prior sales of securities of the Company were either registered under the Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto.

          (d) Warrants, Preemptive Rights, Etc. Except for the options to purchase Units to be issued ot the Placement Agents hereunder (the "Agents' UPO"), and except as set forth in or contemplated

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by the Offering Documents, there are not, nor will there be immediately after the Closing (as hereinafter defined), any outstanding warrants, options, agreements, convertible securities, preemptive rights to subscribe for or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company and this offering will not cause any anti-dilution adjustments to such securities or commitments except as reflected in the Term Sheet.

          (e) Subsidiaries and Investments. The Company has no subsidiaries and the Company does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity.

          (f) Financial Statements. The financial information contained in the Offering Documents is accurate in all material respects. The Company's
Form 10-QSB for the nine month period ended March 31, 1996, contains the Company's (i) Balance Sheet at March 31, 1996 (hereinafter, March 31, 1996 being referred to as the "Balance Sheet Date"), (ii) Statements of Operations for the three and nine months ended March 31, 1995 and 1996 (iii) Statements of Cash Flows for the nine months ended March 31, 1995 and 1996 (such financial statements attached to the Offering Documents hereinafter referred to collectively as the "Financial Statements"). The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon and present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated.

          (g) Absence of Changes. Other than as set forth in the Term Sheet, since the Balance Sheet Date, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and, except as set forth in Schedule G to this Agreement there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company, or any issuance of options, warrants or other rights to purchase the capital stock of the Company, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of the Company, and the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

          (h) Title. Except as set forth on Schedule H hereto, the Company has good and marketable title to all properties and assets, owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to the Company's business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in

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default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns or leases all such properties as are necessary to its operations as now conducted and to be conducted, as presently planned.

          (i) Proprietary Rights. Except as set forth in Schedule I hereto, the Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, formulations, technology or know-how used or proposed to be used in the conduct of its business as described in or contemplated by the Term Sheet (the "Proprietary Rights"). The Company has not received any notice of any claims, nor does it have any knowledge of any threatened claims, and knows of no facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by the Company or proposed to be used or offered by the Company infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, to the best of the Company's knowledge, no others have infringed the Company's Proprietary Rights.

          (j) Litigation. Other than as set forth in the Term Sheet, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened against the Company (or basis therefore known to the Company) the adverse outcome of which would materially adversely affect the Company's business or prospects. The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which would materially adversely affect the Company's business or prospects.

          (k) Non-Defaults; Non-Contravention. Other than as set forth in the Term Sheet and Schedule K hereto, the Company is not in violation of or default under, nor will the execution and delivery of this Agreement or any of the Offering Documents, the M/A Agreement, the Escrow Agreement, the Warrants, the Consulting Agreement or the Agents' UPO (as defined herein) or consummation of the transactions contemplated herein or therein result in a violation of or constitute a default in the performance or observance of any obligation (i) under its Articles of Incorporation, or its By-laws, or any indenture, mortgage, contract, material purchase order or other agreement or instrument to which the Company is a party or by which it or its property is bound or affected or (ii) with respect to any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a material adverse effect on the business, financial condition or prospects of the Company.

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          (l) Taxes. Except as set forth in the Term Sheet and on Schedule L, the Company has filed all Federal, state, local and foreign tax returns which are required to be filed by it and all such returns are true and correct in all material respects. Except as set forth in the Term Sheet and on Schedule L, the Company has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. Except as set forth in the Term Sheet and on Schedule L, the Company has properly accrued all taxes required to be accrued. Except as set forth in the Term Sheet and on Schedule L, the tax returns of the Company have never been audited by any state, local or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

          (m) Compliance With Laws; Licenses, Etc. Other than as set forth in the Term Sheet, the Company has not received notice of any violation of or noncompliance with any Federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business which has not been cured, the violation of, or noncompliance with which, would have a materially adverse effect on the business or operations of the Company. Other than as set forth in the Term Sheet, the Company has all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every Federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed would not have a material adverse effect on the business of the Company. Other than as set forth in the Term Sheet, the Licenses are in full force and effect and no violations are or have been recorded in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

          (n) Authorization of Agreement, Etc. This Agreement has been duly and validly authorized, executed and delivered by the Company and the execution, delivery and performance by the Company of this Agreement, the Subscription Agreements, the M/A Agreement, the Escrow Agreement, the Warrants and the Consulting Agreement have been duly authorized by all requisite corporate action by the Company and when delivered, constitute or will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

          (o) Authorization of Shares and Warrants Etc. The issuance, sale and delivery of the Shares and Warrants and the Agents' UPO have been duly authorized by all requisite corporate action of the Company. When so issued, sold and delivered, the Shares and the Warrants will be duly executed, issued and delivered and will constitute valid and legal obligations of the Company enforceable in accordance with their respective terms and, in each case, will not be subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the first closing of the Offering (the "Initial Closing").

          (p) Authorization of Reserved Shares. The issuance, sale and delivery by the Company of the shares of Common Stock issuable upon exercise of the Warrants including

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the Warrant underlying the Agents' UPO (the "Reserved Shares") have been duly authorized by all requisite corporate action of the Company, and the Reserved Shares have been duly reserved for issuance upon exercise of all or any of the Warrants and exercise of the Agents' UPO and when so issued, sold, paid for and delivered, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing.

          (q) Exemption from Registration. Assuming (i) the accuracy of the information provided by the respective Subscribers in the Subscription Documents and (ii) that the Placement Agents have complied in all material respects with the provisions of Regulation D promulgated under the Securities Act, the offer and sale of the Units pursuant to the terms of this Agreement are exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder (the "Regulations"). The Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 promulgated thereunder.

          (r) Registration Rights. Except with respect to holders of the Units and the Agents' UPO and except as set forth in the Term Sheet or on Schedule R hereto, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

          (s) Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than the Placement Agents.

          (t) Title to Units. When certificates representing the securities comprising the Units and/or the Reserved Shares shall have been duly delivered to the purchasers and payment shall have been made therefor, the several purchasers shall have good and marketable title to the Shares and Warrants and/or the Reserved Shares free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising or through the acts of the purchasers and except as arising from applicable Federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

          (u) Right of First Refusal. Except for the right of first refusal held by Royce, no person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to the Company.

          (v) Securities Exchange Act Compliance. The Company has filed with the Securities and Exchange Commission ("SEC") on a timely basis all filings required of a company whose securities have been registered under the Securities Exchange Act of 1934, as amended ("Exchange Act"). All information contained in such filings is true, accurate and complete in all material respects. The Company covenants to maintain the registration of its

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Common Stock under the Exchange Act and to make all filings thereunder on a timely basis. For the purpose of this paragraph, filings pursuant to Rule 12b-25 of the Exchange Act shall be deemed timely.

          (w) Non-Affiliated Directors. The Company's Board of Directors has not less than two directors who are independent from, and unaffiliated with, management of the Company.

     3.   Closing; Placement and Fees.

          (a) Closing. Provided the Minimum Offering shall have been subscribed for and funds representing the sale thereof shall have cleared, the Initial Closing shall take place at the offices of Royce, 199 Crossways Park Drive, Woodbury, NY 11797 within ten (10) days following the Termination Date (which date (the "Closing Date") may be accelerated or adjourned by agreement between the Company and Royce). At the Initial Closing, payment for the Units issued and sold by the Company shall be made against delivery of certificates representing the Shares and Warrants comprising such Units. In addition, subsequent closings (if applicable) may be scheduled at the discretion of the Company and Royce, each of which shall be deemed a "Closing" hereunder.

          (b) Conditions to Placement Agents' Obligations. The obligations of the Placement Agents hereunder will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of each Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (i) Due Qualification or Exemption. (A) The offering contemplated by this Agreement will become qualified or be exempt from qualification under the securities laws of the several states pursuant to paragraph 4(e) below not later than the Closing Date, and (B) at the Closing Date no stop order suspending the sale of the Units shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

            (ii) No Material Misstatements. Neither the Blue Sky qualification materials or the Term Sheet, or any supplement thereto, will contain an untrue statement of a fact which in the opinion of either Placement Agent or their counsel is material, or omits to state a fact, which in the opinion of either Placement Agent or their counsel is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (iii) Compliance with Agreements. The Company will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Closing;

            (iv) Corporate Action. The Company will have taken all necessary corporate action, including, without limitation, obtaining the approval of the Company's

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board of directors, for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the offering contemplated hereby;

            (v) Opinion of Counsel. The Placement Agent shall receive the opinion of Andrew J. Clark, Esq., dated the Closing(s), substantially to the effect that:

(A) the Company has been duly organized and is validly existing and in good standing under the laws of the State of Texas, has all requisite power and authority necessary to own or hold its respective properties and conduct its business and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification, except where the failure to so qualify or be licensed would not have a material adverse effect on the business and condition (financial or otherwise) of the Company;

(B) each of this Agreement, the Escrow Agreement (as hereinafter defined), the Warrants, the Subscription Agreements, the M/A Agreement, the Consulting Agreement and the Agents' UPO has been duly and validly authorized, executed and delivered by the Company, and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles;

(C) the authorized, issued and outstanding capital stock of the Company as of the date hereof (before giving effect to the transactions contemplated by this Agreement) is as set forth in the Offering Documents. Except for the Units and Warrants to be issued as contemplated by this Agreement, to such counsel's knowledge, there are no outstanding warrants, options, agreements, convertible securities, preemptive rights or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company other than as set forth in the Term Sheet. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of such outstanding securities were either registered under the Act and applicable state securities laws or exempt from such registration requirements. The Shares included in the Units have been duly authorized, validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof. The Reserved Shares have been duly reserved, and when issued in accordance with the terms of the Warrants and the Agents' UPO will be validly issued, fully paid and nonassessable and not subject to preemptive or any other similar rights and no personal liability will attach to the ownership thereof;

(D) assuming (i) the accuracy of the information provided by the Subscribers in the Subscription Documents and (ii) that the Placement Agent has complied in all material respects with the requirements of section 4(2) of the Securities Act (and the provisions of Regulation D promulgated thereunder), the issuance and sale of the Units is exempt from registration under the Securities Act and Regulation D promulgated thereunder;

                                       9
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(E)  neither the execution and delivery of this Agreement, the Warrants, the
Subscription Agreements, the M/A Agreement, the Consulting Agreement, or the Agents' UPO nor compliance with the terms hereof or thereof, nor the consummation of the transactions herein or therein contemplated, has, nor will, conflict with, result in a breach of, or constitute a default under the Certificate of Incorporation or By-laws of the Company, or any material contract, instrument or document to which the Company is a party, or by which it or any of its properties is bound or violate any applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of its properties or business;

(F) to such counsel's knowledge, there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or threatened against or affecting the Company or involving the properties of the Company which might materially and adversely affect the business, properties or financial condition of the Company or which might materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement, except as set forth in or contemplated by the Offering Documents; and

(G) such counsel has participated in the preparation of the Offering Documents and nothing has come to the attention of such counsel to cause them to have reason to believe that the Offering Documents contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion).

          (vi) Officers' Certificate. The Placement Agent shall receive a certificate of the Company, signed by the President and Secretary thereof, that the representations and warranties contained in Section 2 hereof are true and accurate in all material respects at such Closing with the same effect as though expressly made at such Closing.

          (vii) Escrow Agreement. The Placement Agent shall receive a copy of a duly executed escrow agreement in the form previously delivered to you (the "Escrow Agreement") with Continental Stock Transfer & Trust Company, New York, NY.

          (viii) Lock-Up Agreements. The Placement Agent shall receive agreements from each officer and director of the Company to the effect that such individual shall not publicly sell, assign or transfer any of their securities of the Company for a period commencing on the date of this Agreement and expiring 24 months from the effective date of a registration statement covering the securities underlying the Units sold in the Offering.

          (ix) Conversion of Debt. On or before the Initial Closing Date, the Company shall have effected the conversion of an aggregate of $160,000 principal amount of

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past due debt, together with accrued interest, into equity of the Company on such terms as shall have been agreed to by the Placement Agents.

          (x) Agreement of Lender. On or before the Initial Closing Date, the Company shall have received the agreement of its senior lender to (a) restructure the terms of the Company's credit facility to the satisfaction of the Placement Agents and (b) permit the granting by the Company of the registration rights contained in the Term Sheet.

          (xi) Transmittal Letters. Within five days after the Closing, the Placement Agents shall receive evidence of the transmittal of the Warrants and Shares to the investors and shall receive a letter from the Company confirming transmittal of the securities to the investors.

        (c) Blue Sky. A summary blue sky survey shall be prepared by counsel to the Placement Agents stating the extent to which and the conditions upon which offers and sales of the Units may be made in certain jurisdictions. It is understood that such survey may be based on or rely upon (i) the representations of each Subscriber set forth in the Subscription Agreement delivered by such Subscriber, (ii) the representations, warranties and agreements of the Company set forth in Section 2 of this Agreement, (iii) the representations and warranties of the Placement Agents, and (iv) the representations of the Company set forth in the certificate to be delivered at the Closing pursuant to paragraph (iii) of Section 3(b).

        (d) Placement Fee and Expenses. Simultaneously with payment for and delivery of the Units at each Closing as provided in paragraph 3(a) above, the Company shall at such Closing pay to the Placement Agents (i) a commission equal to 10% of the aggregate purchase price of the Units sold and (ii) a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Units sold. The Company shall also pay all expenses in connection with the qualification of the Units under the securities or Blue Sky laws of the states which the Placement Agents shall designate. The Company will, at each Closing, issue to you or your designees (which may include any Selected Dealer or any officer of the Placement Agents or a Selected Dealer) the Agents' UPO in the form annexed hereto as Exhibit 1 to purchase 15% of the Units sold in the Offering. The Agents' UPO will be exercisable for a period of five years from the Initial Closing.

        (e) Bring-Down Opinions and Certificates. If there is more than one Closing, then at each such Closing there shall be delivered to the Placement Agents updated opinions and certificates as described in (v) and (vi) of Section 3(b) above, respectively.

        (f) No Adverse Changes. There shall not have occurred, at any time prior to the Closing or, if applicable, any additional Closing, (i) any domestic or international event, act or occurrence which has materially disrupted, or in the opinion of either Placement Agent will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; (iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the reasonable judgment of either Placement Agent, makes it inadvisable to proceed with the offering, sale, and delivery of the Units.

     4.   Covenants of the Company.

(a) Use of Proceeds. The net proceeds of the Offering will be used by the Company substantially as set forth in the Term Sheet. Other than as set forth in the Term Sheet, the Company shall not use any of the proceeds from the Offering to repay any indebtedness of the Company to any current executive officers, directors or principal stockholders of the Company.

(b) Expenses of Offering. The Company shall be responsible for, and shall bear all expenses directly incurred in connection with, the proposed Offering including, but not limited to, legal fees relating to the costs of preparing the Offering Documents and all amendments, supplements and exhibits thereto; preparing and delivering all placement agent and selling documents, including, but not limited to, the Agency Agreement with the Placement Agents and the blue sky memorandum; Warrant Agreements, Share and Reserved Share certificates; blue sky fees, filing fees and the fees and disbursements of counsel in connection with blue sky matters (the "Company Expenses"). Such expenses shall not include the cost of the Placement Agents' mailing, telephone, telegraph, travel, due diligence meeting and other similar expenses (the "Placement Agents expenses") which are covered by the 3% non-accountable expense allowance payable by the Company to the Placement Agents.

(c) Reservation of Common Stock. The Company shall reserve and keep available that maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of the Warrants and the Agents' UPO, including the Warrants underlying the Agents' UPO.

(d) Notification. The Company shall notify the Placement Agent immediately, and in writing, (A) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the last Closing or the Termination Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Units, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and you so request, to obtain the lifting thereof as promptly as possible.

(e) Blue Sky. The Company will use its best efforts to qualify or register the Units for offering and sale under, or establish an exemption from such qualification or registration under, the securities or "blue sky" laws of such jurisdictions as you may reasonably request; provided however, that the Company will not be obligated to qualify as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will not consummate any sale of Units in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

(f) Form D Filing. The Company shall file five copies of a Notice of Sales of Securities on Form D with the Securities and Exchange Commission (the "Commission") no later than 15 days after the first sale of the Units. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish Royce with copies of all such filings.

(g) Press Releases, Etc. The Company shall not, during the period commencing on the date hereof and ending on the later of the last Closing and the Termination Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior consent of Royce, which consent shall not be unreasonably withheld.

(h) Form 10-KSB. The Company will provide to Royce, promptly upon the filing thereof with the Commission (and in any event no later than two days of such filing), a copy of its Annual Report on Form 10-KSB for the year ended June 30, 1996.

(i) Restrictions on Issuance of Securities. Prior to the Closing Date, the Company will not, without the prior written consent of Royce, issue additional shares of Common Stock or grant any warrants, options or other securities of the Company.

(j) Right of First Refusal. During the five year period from the date of the Initial Closing, Royce shall have the right of first refusal (the "Right of First Refusal") to purchase for its account of or to act as underwriter or agent for any and all public or private offerings of the securities of the Company, or any successor to or subsidiary of the Company or other entity in which the Company has an equity interest (collectively referred to herein as the "Company") by the Company (the "Subsequent Company Offering") or any secondary offering ("Secondary Offering") of the Company's securities by any of the Company's stockholders owning at least five percent (5%) of the Company's securities prior to or immediately following the consummation of the Offering ("Principal Stockholders"). Accordingly, if during such period the Company intends to make a Subsequent Company Offering or the Company receives notification from any of such Principal Stockholders of its securities of such holder's intention to make a Secondary Offering, the Company shall notify Royce in writing of such intention and of the proposed terms of the offering. The Company shall thereafter promptly furnish Royce with such information concerning the business, condition and prospects of the Company as Royce may reasonably be requested. If within thirty (30) business days of the mailing by registered mail addressed to Royce with respect to a Subsequent Company Offering, or within two (2) business days of the receipt by Royce with respect to a Secondary Offering, of such notice of intention and statement of terms Royce does not accept in writing such offer to act as underwriter or agent with respect to such offering upon the terms proposed, the Company and each of the Principal Stockholders shall be free to negotiate terms with other underwriters or agents with respect to such offering and to effect such offering on such proposed terms. Before the Company and/or any of the Principal Stockholders shall accept any modified proposal from such underwriter or agent, Royce's preferential right shall be reinstated and the same procedure with respect to such modified proposal as provided above shall be adopted. The failure by Royce to exercise its Right of First Refusal in any particular instance shall not affect in any way such right with respect to any other Subsequent Company Offering or Secondary Offering. By execution of this Agreement, each of the Principal Stockholders agrees to be bound by the terms of this Section 4(j) concerning any proposed Secondary Offering of the Company's securities.

(k) M/A Agreement. Prior to or on the Initial Closing Date, the Company shall execute and deliver to Royce an agreement with Royce regarding mergers, acquisitions, joint ventures and certain other forms of transactions, in the form previously delivered to the Company by Royce (the "M/A Agreement").

(l) Board Designee. The Company shall, for a period of five years following the Initial Closing, at Royce's option, nominate a designee of Royce to the Company's Board of Directors.

     5.   Indemnification.

(a) The Company agrees to indemnify and hold harmless the Placement Agents and each Selected Dealer, if any, and their respective shareholders, directors, officers, agents and controlling persons (an "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Placement Agents for legal fees and related expenses as incurred (including, but not limited to the costs of giving testimony or furnishing documents in response to a subpoena or otherwise, and the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which either Placement Agent is a party), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b) The Company agrees to indemnify and hold harmless an Indemnified Party to the same extent as the foregoing indemnity, against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the Securities Act or the Exchange Act or the securities or Blue Sky laws of any state on account of violations of the representations, warranties or agreements set forth in Section 2 hereof.

(c) Promptly after receipt by a person entitled to indemnification pursuant to the foregoing subsection (a) or (b) (an "indemnified party") under this Section of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to the indemnified party otherwise than under this Section. In case any such action is brought against an indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the indemnified party, and after notice from the Company to the indemnified party of its election so to assume the defense thereof, the Company will not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company if the Company has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the Company if (i) the employment of such counsel has been specifically authorized in writing by the Company or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party or parties and the Company and, in the judgment of the indemnified party, it is advisable for the indemnified party or parties to be represented by separate counsel (in which case the Company shall not have the right to assume the defense of such action on behalf of the indemnified party or parties, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party or parties. No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to the indemnified party.

     6.   Contribution.

To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section (5) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agents and any Selected Dealers

(including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agents and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall any Placement Agent or Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 3 hereof or the Selected Dealer Agreement, as the case may be. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls either Placement Agent or a Selected Dealer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, stockholder, employee and agent of either Placement Agent or a Selected Dealer, shall have the same rights to contribution as either Placement Agent or the Selected Dealer, and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 6. Anything in this Section 6 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6 is intended to supersede any right to contribution under the Securities Act, the Exchange Act, or otherwise.

     7.   Miscellaneous.

(a) Survival. Any termination of the Offering without consummation thereof shall be without obligation on the part of any party except that the indemnification provided in Section 5 hereof and the contribution provided in
Section 6 hereof shall survive any termination and shall survive the Closing for a period of three years.

(b) Representations, Warranties and Covenants to Survive Delivery. The respective representations, warranties, indemnities, agreements, covenants and other statements of the Company as of the date hereof shall survive execution of this Agreement and delivery of the Units and the termination of this Agreement.

(c) No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions.

(e) Counterparts. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

(f) Notices. Any communications specifically required hereunder to be in writing, if sent to the Placement Agents, will be mailed, delivered and confirmed to them at Royce Investment Group, Inc., 199 Crossways Park Drive, Woodbury, New York 11797, Att: John Higgins, with a copy to Bachner, Tally, Polevoy & Misher LLP, 380 Madison Avenue, New York, New York 10017, Att: Fran Stoller, Esq. and if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 8554 Katy Freeway, Houston, Texas 77024,
Att: Robert Searles, with a copy to Andrew J. Clark, Esq., 1000 Louisiana, Suite 3640, Houston, Texas 77002.

(g) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

Very truly yours,
IRATA, INC.
By:
__________________________________
Title:

Agreed:

ROYCE INVESTMENT GROUP, INC.

By:  ____________________________
Authorized Officer

SPENCER TRASK SECURITIES INCORPORATED

By:  ____________________________
Authorized Officer

                                  SCHEDULE A
                                  IRATA, INC.
                      PRIVATE PLACEMENT SELLING AGREEMENT

                                                              Woodbury, New York
                                                                          , 1996

Dear Sirs:

1. Irata, Inc. (the "Company") is offering for sale a minimum of 60 and a maximum of 69 Units, each unit consisting of 50,000 shares of the Company's Class A Common Stock ("Shares") and 50,000 common stock purchase warrants ("Warrants") ("Units"). The Units and the terms under which they are to be offered for sale by the Company are more particularly described in the Confidential Term Sheet dated , 1996 (the "Term Sheet") and the form of subscription agreement between the Company and each subscriber (the "Subscription Agreement"), the exhibits to the Term Sheet and the Subscription Agreement, and any other documents delivered to subscribers (herein, collectively the "Offering Documents"). Royce Investment Group, Inc. and Spencer Trask Securities Incorporated (the "Placement Agents") have agreed to act as exclusive placement agents to the Company for the purpose of assisting the Company in finding subscribers who satisfy the requirements set forth in the Offering Documents and more particularly in the Subscription Agreement (herein, "Qualified Subscribers") pursuant to the offering ("Private Placement") described in the Offering Documents.

2. The Units are to be offered to a limited number of subscribers by the Company at the price per Unit set forth in the Offering Documents (the "Subscription Price"), in accordance with the terms of offering thereof set forth in the Offering Documents.

3. We are extending the right, subject to the terms and conditions hereof, to assist the Company in finding Qualified Subscribers to purchase a portion of the Units, to certain dealers who are actually engaged in the investment banking or securities business and who are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") (such dealers who shall agree to assist in locating Qualified Subscribers for Units hereunder being herein called "Selected Dealers"), at the Subscription Price, for which they will receive a commission of % of the Subscription Price for Units purchased by Qualified Subscribers presented to the Company by them. The Selected Dealers have agreed to comply with the provisions of all applicable Rules of Fair Practice of the NASD. We may be included among the Selected Dealers.

4. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the Private Placement of the Units.

5. If you desire to present to the Company any Qualified Subscribers for Units, your application should reach us promptly by telephone or telegraph at either Royce Investment Group, Inc., 199 Crossways Park Drive, Woodbury, New York 11797, Attention: Ed Rose, telephone number 516-393-8300 or Spencer Trask Securities Incorporated, 535 Madison Avenue, New York, New York 10022,
Attention: __________________, telephone number 212355-5565. We reserve the right to reject subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Shares Units allotted to the Qualified Subscribers presented by you will be confirmed, subject to the terms and conditions of this Agreement.

6. The privilege of assisting the Company in finding Qualified Subscribers for the Units is extended to you only so long as the Company may lawfully sell the Units to residents in the state in which any such Qualified Subscribers reside pursuant to the terms of the Offering Documents.

7. Any Units offered under the terms of this Agreement and the Offering Documents may only be offered and sold subject to the securities or blue sky laws of the various states or other jurisdictions.

You agree to advise us from time to time, upon request, of the number of sets of Offering Documents delivered to qualified subscribers by you hereunder at the time of such request.

No expenses shall be charged to Selected Dealers.

Neither you nor any other person is or has been authorized to give any information or to make any representation in connection with the offer or sale of the Units other than as contained in the Offering Documents.

8. On becoming a Selected Dealer, and in assisting the Company in finding Qualified Subscribers for the Units, you agree to comply with all the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act") specifically with respect to the requirements of Regulation D thereunder. You confirm that you are familiar with Rules 501 and 502 under the 1933 Act relating to the limitations on the manner in which a private placement may be conducted pursuant to Regulation D under the 1933 Act.

9. Upon request, you will be informed as to the states and other jurisdictions in which we have been advised that the Units have been qualified or are exempt from registration requirements for offer and sale under the respective securities or blue sky laws of such states and other jurisdictions, but we do not assume any obligation or responsibility as to the right of any Selected Dealer to offer the Units in any state or other jurisdiction or as to the eligibility of the Units for sale therein. We will, if requested, file a Further State Notice in respect of the Units pursuant to Article 23-A of the General Business Law of the State of New York.

10. No Selected Dealer is authorized to act as our agent or an agent of the Company or otherwise to act on our behalf in assisting the Company in finding Qualified Subscribers or otherwise or to furnish any information or make any representation except as contained in the Offering Documents.

11. Nothing will constitute the Selected Dealers an association or other separate entity or partners with us, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability for or in respect of value, validity or form of the components of the Units or the delivery of the Shares and Warrants comprising the Units, including certificates for the Shares, or the performance by anyone of any agreement on its part, or the qualification of the Units for offer or sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by us in this Agreement and no obligation on our part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the federal securities laws.

12. Payment for the Units subscribed for hereunder is to be made by Qualified Subscribers at the Subscription Price during the term of the Private Placement set forth in the Offering Documents at the office of either Placement Agent, by a certified or official bank check, payable to the order of Continental Stock Transfer & Trust Company Special Acct Re: Irata, Inc.

13. Notice to us should be send to the addresses either Placement Agent set forth in paragraph 5 above. Notices to you shall be deemed to have been duly given if mailed to you at the address to which this letter is addressed.

14. If you desire to assist the Company in finding Qualified Subscribers pursuant to the terms set forth above, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith, even though you may have previously advised us thereof by telephone or telegraph. Our signature hereon may be by facsimile.

Very truly yours,

ROYCE INVESTMENT GROUP, INC.  OR    SPENCER TRASK SECURITIES
                                      INCORPORATED

By:  __________________________       By:  ____________________________
Authorized Officer                    Authorized Officer

Royce Investment Group, Inc.
199 Crossways Park Drive
Woodbury, NY  11797

We hereby present to Irata, Inc. (the "Company") Qualified Subscribers for ____________ Units in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Offering Documents referred to in the first paragraph thereof relating to said Units. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). We hereby agree to comply with all of the applicable provisions of the Rules of Fair Practice of the NASD.

Name


By:
________________________________
Authorized Officer
Address:


Dated:  ________________________

Spencer Trask Securities Incorporated
535 Madison Avenue
New York, NY  10022

We hereby present to Irata, Inc. (the "Company") Qualified Subscribers for ____________ Units in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Offering Documents referred to in the first paragraph thereof relating to said Units. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). We hereby agree to comply with all of the applicable provisions of the Rules of Fair Practice of the NASD.

Name


By:
________________________________
Authorized Officer

Address:


Dated:  ________________________

                                  SCHEDULE G

The Company's Board of Directors has previously authorized the issuance of 4,047 shares of its Class A Common Stock to Walnut Capital Corporation, 2,500 shares of its Class A Common Stock to Dan Stroick and 10,239 shares of its Class A Common Stock to Roger Osgood. Certificates evidencing these shares have not yet been issued by the Company's transfer agent.

                                  SCHEDULE H

The Company's assets and properties are subject to no liens and encumbrances except for (i) liens in favor of its senior lender, Petrus Investments, Ltd.;
(ii) liens for current property taxes not yet due and payable; (iii) statutory liens not yet delinquent; and (iv) minor defects and irregularities in title or encumbrances which are not substantial in character, amount or extent and which do not materially and adversely affect the value of or interfere with the use of the properties subject thereto or affected thereby.

                                  SCHEDULE L

The Company has previously filed sales tax returns in the following states but is delinquent for the listed period. The Company intends to cure the delinquencies.

                    Number of           Delinquent            Estimated
State               Locations             Period               Tax Due
------------------------------------------------------------------------------------------
Alabama                2            July - Dec. '95           $ 1,600
Georgia                7            July - Dec. '95           $ 2,530
Missouri               9          Jan. '95 - June '96         $16,700
West Virginia          8          July '94 - Dec. '95         $ 9,700
Ohio                   1          Jan. '95 - June '96         $ 1,000
Minnesota              9          Oct. '94 - Dec. '95         $ 5,500
                                                              -------
                                                              $37,030
                                                              =======


The Company is registered in the following states but has not filed an initial tax return for the listed periods. The Company intends to cure the delinquencies


                    Number of           Delinquent            Estimated
State               Locations             Period               Tax Due
------------------------------------------------------------------------------------------

Kansas                 6           Dec. '94 - June '96        $ 4,780
Maine                  3           Mar. '95 - June '96        $   760
Massachusetts         10            (All Third-Party)         $  --
Michigan               7           Aug. '94 - June '96        $ 6,100
Nebraska               2           Jan. '95 - June '96        $ 2,040
Nevada                 4           July '94 - June '96        $ 4,650
North Carolina         4           Nov. '94 - June '96        $ 3,710
North Dakota           1           Jan. '95 - June '96        $ 1,870
Rhode Island           2            (All Third-Party)         $  --
Vermont                1           Sept. '95 - June '96       $ 1,160
Washington             10           Nov. '94 - June '96       $12,400
                                                              -------
                                                              $37,470
                                                              =======

                                  SCHEDULE R

The holders of the following securities of the Company have registration rights:

1. The holders of the bridge warrants issued by the Company in connection with the Company's December 1994 financing, who hold the right, after application of the antidilution provisions of such bridge warrants, to purchase 395,173 shares of Class A Common Stock, at a price per share of $1.8979009 have mandatory registration rights.

2. The underwriting agreement pursuant to which the Company issued and sold units in its initial public offering that included redeemable warrants, that after application of the antidilution provisions of the warrants provide for the issuance of 1,666,315 shares of Class A Common Stock at a purchase price of $5.3141226, obligate the Company to file post effective amendments to the registration statement covering such securities. The Company is in default with respect to this provision.

3. The holder of the Unit Purchase Option granted to Royce Investment Group, Inc. in connection with the Company's initial public offering has a mandatory registration right with respect to the Unit Purchase Option, the underlying 144,897 shares of Class A Common Stock, the 144,897 Redeemable Warrants issuable upon exercise of the Unit Purchase Option and the 144,897 shares of Class A Common Stock issuable upon exercise of the Redeemable Warrants (giving effect to the antidilution provisions of such securities).

4. Venlease Associates and Hill Branscomb, who hold warrants that after application of the antidilution provisions of such warrants, are exercisable for 54,424 shares of Class A Common Stock of the company at an exercise price of $1.9292956, have piggy-back registration rights.

5. The interim lenders who arranged bridge financing in December 1995 and who hold warrants to purchase 38,745 shares of Class A Common Stock of the Company, giving effect to the antidilution provisions of such securities, have piggy-back registration rights.

6. The Company's senior lender who holds warrants to purchase 510,000 shares of the Class A Common Stock of the Company has mandatory registration rights that prohibit granting other registration rights.

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

                                  SCHEDULE K

The Company is in default under the loan agreement with its senior lender. Additionally, the Company is in default with respect to its covenant under its underwriting agreement with Royce Investment Group, Inc. to keep its registration statement current with respect to the Redeemable Warrants issued in connection with its initial public offering.

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